UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2013

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2013, ThermoGenesis Corp. (the "Company") and CBR Systems, Inc. ("CBR") entered into a second extension addendum (the “Addendum”) to the License and Escrow Agreement dated June 15, 2010, as amended on February 6, 2013 and July 16, 2013, to amend and reduce one of its financial covenants, as more fully set forth in section one of the Addendum, that the Company must meet in order to avoid an event of default.

CBR is a significant customer of the Company and has continuously purchased AXP products and was an early adopter of our AXP Platform. The Company and CBR remain committed to partnering together with the use of the AXP technology.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the complete text of the Addendum which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Extension Addendum to Escrow Agreement dated October 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: October 30, 2013	/s/ Dan T. Bessey
Dan T. Bessey,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                     Description
10.1                                Extension Addendum to Escrow Agreement dated October 30, 2013